AMENDMENT TWO TO THE
ON ASSIGNMENT, INC.
DEFERRED COMPENSATION PLAN

This Amendment Two to the On Assignment, Inc. Deferred Compensation Plan, as amended, (the “Plan”) is made effective April 20, 2011, by On Assignment, Inc., a Delaware corporation (the “Company”).

BACKGROUND

A.	The Company previously adopted the Plan, effective with respect to amounts deferred on and after January 1, 2005.

B.
Section 10.1 of the Plan reserves the right to the Company to terminate the Plan at any time, provided that such termination is consistent with the requirements of Section 409A of the Internal Revenue Code.

C.	The Company desires to terminate the Plan with respect to all of its employees in accordance with applicable law.

AMENDMENTS

1.	The following new paragraph is added after the last sentence in Section 10.1:

Notwithstanding the foregoing, the Plan and all Plan Agreements will terminate on May 2, 2011 (the “Termination Date”).  Accordingly, effective on the Termination Date, no otherwise eligible Employee or Director may become a Participant in the Plan.  Additionally, Participants no longer may defer compensation or accrue benefits on and after the Termination Date.  In accordance with this Section 10.1 and the provisions of Treas. Reg. Section 1.409A-3(j)(4)(ix)(C), all Participant Account Balances will be distributed to each Participant as provide herein.  Within the first 12 months after the Termination Date, Account Balances shall remain in the Plan and shall not be distributed unless such amounts become eligible for distribution in accordance with the otherwise applicable provisions of the Plan.  On or as soon as practicable after the first business day of the 13th month after the Termination Date, but not later than the date that is 24 months after the Termination Date, all remaining Account Balances shall be paid to Participants in lump sum cash payments. The termination of the Plan, as set forth herein, is intended to comply with the provisions of Code Section 409A , and all of the provisions of this Section 10.1 shall be interpreted and applied in a manner that will ensure such compliance.

2.	The remainder of the Plan shall remain unchanged.

The Company has caused this Amendment Two to be executed on its behalf, by its officer duly authorized, on this 20th day of April, 2011.

[Signature page follows]

On Assignment, Inc.

By:	/s/James L. Brill
James L. Brill
Sr. Vice President & Chief Financial Officer

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